THIRD AMENDMENT TO

SUB-ADVISORY AGREEMENT

This Third Amendment (the “Amendment”), effective July 1, 2023, is entered into by and among Empower Capital Management, LLC (formerly Great-West Capital Management, LLC), a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), T. Rowe Price Associates, Inc., a Maryland corporation registered as an Investment Adviser under the Investment Advisers Act of 1940 (the “Sub-Adviser”), and Empower Funds, Inc. (formerly Great-West Funds, Inc.), a Maryland corporation (the “Fund”), on behalf of the Empower Large Cap Value Fund (formerly Great-West Large Cap Value Fund).

WHEREAS, the Adviser, Sub-Adviser, and the Fund are parties to the Sub-Advisory Agreement dated December 5, 2013, as amended (the “Agreement”); and

WHEREAS, the Adviser, Sub-Adviser and the Fund desire to amend the Agreement, on terms and conditions set forth herein.

NOW THEREFORE, in consideration of mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

All references to Great-West Capital Management, LLC, Great-West Funds, Inc. and Great-West Large Cap Value Fund are changed to Empower Capital Management, LLC, Empower Funds, Inc. and Empower Large Cap Value Fund, respectively.

2.	Article III, Compensation of Sub-Adviser, paragraph A, Investment Advisory Fee is hereby amended by adding the following as the second paragraph of that section:

“In calculating the fee for the Fund, assets of any unregistered separate account of Empower Annuity Insurance Company which the Sub-Advisor provides investment advisory services with the same investment mandate as the Fund, will be combined with the assets of the Fund.”

All other terms under paragraph A remain the same.

3.	Except as amended hereby, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the date above.

EMPOWER CAPITAL MANAGEMENT, LLC

By:	/s/ Jonathan D. Kreider
Name: Jonathan D. Kreider
Title: President & Chief Executive Officer

EMPOWER FUNDS, INC., on behalf of the
Empower Large Cap Value Fund

By:	/s/ Kelly New
Name: Kelly New
Title: Chief Financial Officer & Treasurer

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste
Name: Terence Baptiste
Title: Vice President